                                                                   EXHIBIT 10.1

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.

                              SEVERANCE AGREEMENT
                              AND GENERAL RELEASE

         THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (this "Agreement") of claims is entered into by and between Tekgraf, Inc., a Georgia corporation ("Tekgraf"), its predecessors, successors, subsidiaries, affiliates, officers, directors, agents, attorneys, employees, and assigns (hereafter, including Tekgraf, collectively referred to as "Releasees"), on the one hand, and Phillip
C. Aginsky ("Aginsky"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, Aginsky is employed by, and served, Tekgraf and its subsidiaries as an officer and director;

         WHEREAS, the parties mutually desire to terminate their employment relationship; and

         WHEREAS, the parties wish to preserve the good will which exists between them, to recognize the significant contribution that Aginsky has made to Tekgraf, and to settle all disputes which may exist between them.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. RESIGNATIONS. Aginsky hereby resigns, effective immediately, from the following positions: Chairman of Tekgraf, Chief Executive Officer of Tekgraf, member of the Board of Directors of Tekgraf (the "Board"), member of the Audit Committee of the Board and member of the Compensation Committee of the Board. Mr. Aginsky also hereby resigns from all his positions as a director and officer of each of the subsidiaries of Tekgraf (including, without limitation, the positions listed on Exhibit A attached hereto), and hereby resigns from any and all positions with Tekgraf and any of its subsidiaries that are not herein identified.

2. CONSULTING SERVICE. Pursuant to the terms of this Agreement, Aginsky hereby agrees to continue to provide services to Tekgraf as a consultant until December 31, 1999. Aginsky shall cease reporting to work after the date hereof. Aginsky shall thereafter make himself reasonably available by telephone for consultation with the independent directors, the Chief Financial Officer or the Permanent CEO (as hereinafter defined) (collectively, the "Identified Parties") as needed and upon reasonable notice from the Board through December 31, 1999; provided, however, such consultation shall be limited to no more than five (5) hours per week. Aginsky shall have no obligation to provide consulting services in excess of the foregoing, however, should Aginsky provide such services in excess of five (5) hours, Aginsky shall be paid for such services at the rate of $250.00 per hour to the extent that Aginsky has a written purchase order signed by an Identified Party before performing the work, such payment to be included in the next regularly scheduled payment pursuant to this Agreement. The right to payments under the terms of this Agreement shall survive the incapacity, disability or death of Mr. Aginsky. Aginsky hereby agrees to terminate his consulting relationship with Tekgraf on December 31, 1999. After that date, Tekgraf will have no obligation to employ Aginsky or to enter into any service or consulting agreements with Aginsky.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


3. PAYMENT FOR CONSULTING SERVICES AND OTHER MATTERS. Upon execution of this Agreement, Tekgraf shall pay to Aginsky (i) the sum of $36,458, less all withholding, which represents fifty percent (50%) of the salary to which Aginsky would be entitled between November 1, 1998 and May 31, 1999, were his employment agreement to remain in effect during that time, and (ii) an amount equal to $1,500.00 for all unreimbursed out-of-pocket expenses incurred by Aginsky prior to the date hereof. Beginning on November 1, 1998 and continuing through December 31, 1999, Tekgraf will pay Aginsky a monthly sum of $7,812, less all withholding, which represents the remaining 50% of the aforementioned amount plus, in part, fees for services from June 1, 1999 to December 31, 1999. Through October 31, 1998, Mr. Aginsky will continue to be paid his salary in the manner and amounts in which such salary was being paid prior to the date hereof.

4.       BENEFITS.

(a) Because Aginsky will work as an independent contractor and because Aginsky will be obligated to work only for such periods, not to exceed 5 hours per week, as may be required by the Board through the Identified Parties, Aginsky may no longer be eligible to participate in Tekgraf's employee benefit plans. Accordingly, Tekgraf shall pay to Aginsky and his immediate family monthly in advance an amount sufficient to pay all Cobra premiums for health, life and disability programs comparable to the Tekgraf programs in which Aginsky and his immediate family are participating at the time of this Agreement through the earlier of: (i) the date on which Aginsky enters into an employment or consulting relationship with another entity on a full-time basis, ****, or (iii) December 31, 1999.

(b) Aginsky will not continue to participate in Tekgraf's 401k plan, and Aginsky will not be eligible to receive any other payments or benefits from Tekgraf with respect to his role as an employee or consultant, other than those expressly set forth in this Agreement.

5. OTHER RESIGNATIONS. Upon execution of this Agreement, Messrs. Martyn Cooper and J. Thomas Woolsey will tender their resignations from the Board effective as of the date hereof. On the date hereof, the Board will be reduced to six members, with one vacancy. The Board will consist of: Bill Rychel, W. Jeffrey Camp, Mr. Frank X. Dalton, Jr., Mr. Albert E. Sisto and Dan I. Bailey. Upon the hiring of the Permanent CEO (as hereinafter defined), the Permanent CEO shall become the sixth member. The Board shall immediately establish and appoint a committee of independent directors, initially consisting of Messrs. Dalton and Sisto (the "Independent Committee") for the purpose of hiring a permanent CEO in Paragraph 7. Nothing herein shall prohibit the Company or Board from expanding the Board.

6. RIGHT TO NOMINATE DIRECTOR. Tekgraf shall use its best efforts to cause a nominee of Aginsky (so long as such nominee is not Aginsky) to be elected to the Board; provided, however, that such nominee must have qualifications suitable for a director of Tekgraf and that said nomination will be subject to the approval of the independent directors of the Board at the time of Aginsky's submission of the nominee. If the independent directors approve the presentation of the nominee to the shareholders, each then current member of the Board shall agree to vote for approval of that nominee at the annual meeting. This nominee shall serve for a one-year term and Aginsky shall not have any right to nominate nor re-nominate any candidate following the initial one-year term of his nominee pursuant to this Agreement. Aginsky shall have the aforementioned opportunity to present such a nominee only once and must utilize this opportunity within the three-year period following the date of this Agreement. Should for any reason, the Board fail to nominate Aginsky's nominee, the right of Aginsky pursuant to this


----------------------
         **** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


         Section shall remain in effect and at the next vote of Board Members, Aginsky may repropose so long as this Agreement is in effect.****

7. HIRING OF PERMANENT CHIEF EXECUTIVE OFFICER. The Board shall promptly engage an independent search firm to assist the Board in the identification of a permanent chief executive officer (the "Permanent CEO") with the intent that such Permanent CEO be in place as soon as practicable. The hiring of such a search firm shall not preclude the Board from considering candidates who are introduced by persons who were members of the Board immediately prior to the execution of this Agreement. Beginning on the date hereof and continuing until a Permanent CEO has been chosen, Mr. William Rychel shall serve as the acting chief executive officer of Tekgraf (the "Interim CEO"). The Interim CEO shall serve at the pleasure of the Independent Committee. It is the current intent of Tekgraf to hire a CEO, other than the Interim CEO, however, Tekgraf reserves the right to ultimately continue with the Interim CEO.

8. PUBLIC COMMUNICATIONS. Aginsky and the Board recognize and agree that a number of communications, both to the public and to employees, need to be made for the advancement of the best interests of Tekgraf. **** Secondly, Tekgraf will need to satisfy the disclosure obligations imposed upon it by the securities laws and all other applicable laws, rules and regulations relating to this Agreement. The forms of such communications, to the extent that such communications address Aginsky's relationship with Tekgraf, shall be reasonably acceptable to Aginsky; provided, however, that Aginsky shall in no way be entitled to delay any such communications and that Aginsky shall not have any input with respect to the content of documents filed by, or communications made by, Tekgraf pursuant to the legal obligations of Tekgraf arising under the securities laws and the rules and regulations promulgated thereunder or pursuant to any future lawsuit relating to Aginsky. In addition, the Company shall issue a press release in the form of Exhibit B to this Agreement.

9. NO FURTHER AUTHORITY TO BIND TEKGRAF. Aginsky agrees that he will no longer have authority to bind or represent Tekgraf or its subsidiaries after the execution of this Agreement and agrees that he will not hold himself out as able to bind, or execute agreements upon behalf of Tekgraf or its subsidiaries in any manner whatsoever.

10.      RETURN OF PROPERTY.

                           (a) Aginsky expressly agrees that he will immediately return to Tekgraf all property, documents and materials of whatever kind and in whatever form, which are owned by Tekgraf or its subsidiaries, including, without limitation, the property of all subsidiaries of Tekgraf. Aginsky further agrees that he will immediately return and will leave with Tekgraf, all property, documents and materials of whatever kind and in whatever form that were produced by or on behalf of Tekgraf or its subsidiaries. Aginsky further agrees to return and leave with Tekgraf all documents and materials he produced or received during the course of and as a result of his employment with Tekgraf or any of its predecessors and subsidiaries, including, but not limited to, keys, customer lists, credit cards and software. Tekgraf is not aware of any property, documents or materials currently believed to be held by Aginsky, but Aginsky acknowledges that Tekgraf has not performed an audit or attempted to determine what property may be missing at this time.


------------------------
            **** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


         (b) Notwithstanding the foregoing, the Company will provide reasonable access to the property of the Company and its subsidiaries to Mr. Aginsky or his representative to retrieve any property of a personal nature within five (5) days of the date of this Agreement, so long as Aginsky is accompanied by the CFO when entering any premises of the Company or its subsidiaries. In addition, the Company and each subsidiary hereby covenants and agrees to promptly (not less frequently than weekly) forward to Mr. Aginsky in an unopened state any mail or other correspondence addressed to Mr. Aginsky personally (i.e., not identifying Mr. Aginsky on the face thereof as Chairman or CEO of the Company).

11.      RELEASE BY AGINSKY.

         (a) Aginsky hereby forever fully releases, remises, acquits, and discharges Releasees and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of Tekgraf) legal or administrative proceedings against Releasees with respect to any matters arising from or related to Aginsky's relationship to Tekgraf and its subsidiaries prior to the date of this Agreement, including, but not limited to, any matter arising out of or connected with his employment with Tekgraf or any subsidiary or the termination of that employment, including any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of every nature, kind, and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore do or may exist; provided, however, that this release is not intended to and does not, release waive, or alter in any way any liability Tekgraf or any Releasee may have arising out of or related to: (w) this Agreement, (x) claims which Alongal Extrusions, Inc. ("Alongal") may have in common (except as to the amount of damages, if any) with other shareholders of Tekgraf, and, (y) claims as to which Aginsky is entitled to for indemnification from Tekgraf or any subsidiary pursuant to Directors' and Officers' insurance, if any, or (z) the stock purchase agreements to which the to which Aginsky was a party (all such stock purchase agreements are dated May 1, 1997 and were amended on June 2, 1997), escrow agreements or related documents executed by and among: (i) Crescent Computers, Inc. (a predecessor entity to Tekgraf), its shareholders, Microsouth, Inc. and its shareholders; (ii) Crescent Computers, Inc., its shareholders, Tekgraf, Inc. and its shareholders; (iii) Crescent Computers, Inc., its shareholders, G&R Marketing, Inc. and its shareholders; (iv) Crescent Computers, Inc., its shareholders, Computer Graphics Distributing Company and its shareholders; and, (v) Crescent Computers, Inc., its shareholders, Intelligent Products Marketing, Incorporated, its shareholders, and IG Distributing, Inc., and its shareholders.

         (b) Aginsky waives any rights he may have had or now has to pursue any and all remedies available to him under any cause of action against any of the Releasees as to any matter whatsoever, including, but not limited to, any matter arising out of or connected with his employment with Tekgraf or any subsidiary, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment, including any and all employment laws of the state of Georgia or, if applicable, Delaware. Aginsky further acknowledges and expressly agrees that he is waiving any and all rights he may have had or now has to pursue any claim of discrimination, including but not limited to, any claim of discrimination based on sex, age, race, national origin, disability, or on any other basis, under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


         1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, any other analogous law of the state of Georgia or, if applicable, Delaware, and all other laws and regulations relating to employment; provided, however, that this release is not intended to and does not, release waive, or alter in any way any liability Tekgraf or any Releasee may have arising out of or related to: (w) this Agreement, (x) claims which Alongal may have in common (except as to the amount of damages, if any) with other shareholders of Tekgraf, (y) claims as to which Aginsky is entitled to for indemnification from Tekgraf or any subsidiary pursuant to Directors' and Officers' insurance, if any, or (z) the stock purchase agreements to which Aginsky was a party (all such stock purchase agreements are dated May 1, 1997 and were amended on June 2, 1997), escrow agreements or related documents executed by and among: (i) Crescent Computers, Inc. (a predecessor entity to Tekgraf), its shareholders, Microsouth, Inc. and its shareholders; (ii) Crescent Computers, Inc., its shareholders, Tekgraf, Inc. and its shareholders;
         (iii) Crescent Computers, Inc., its shareholders, G&R Marketing, Inc. and its shareholders; (iv) Crescent Computers, Inc., its shareholders, Computer Graphics Distributing Company and its shareholders; and, (v) Crescent Computers, Inc., its shareholders, Intelligent Products Marketing, Incorporated, its shareholders, and IG Distributing, Inc., and its shareholders.

12. RELEASE BY TEKGRAF. Tekgraf and each Subsidiary hereby forever fully releases, remises, acquits, and discharges Aginsky and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of Aginsky) legal or administrative proceedings against Aginsky with respect to any matters relating to or arising from or related to Aginsky's relationship to Tekgraf and its subsidiaries prior to the date of this Agreement, including, without limitation, any matter arising out of Aginsky's employment as an officer of Tekgraf or any subsidiary and, to the fullest extent permitted by applicable law, including any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of every nature, kind, and description, in law, equity, or otherwise, whether or not now known or ascertained, which arose out of Aginsky's position as an officer of Tekgraf or any subsidiary; provided, however, that this release is not intended to, and does not, release, waive, or alter in any way, any liability Aginsky may have in his individual capacity and not as an officer of Tekgraf or any subsidiary arising out of or related to (v) the stock purchase agreements to which Aginsky was a party (all such stock purchase agreements are dated May 1, 1997 and were amended on June 2, 1997), escrow agreements or related documents executed by and among: (i) Crescent Computers, Inc. (a predecessor entity to Tekgraf), its shareholders, Microsouth, Inc. and its shareholders; (ii) Crescent Computers, Inc., its shareholders, Tekgraf, Inc. and its shareholders;
(iii) Crescent Computers, Inc., its shareholders, G&R Marketing, Inc. and its shareholders; (iv) Crescent Computers, Inc., its shareholders, Computer Graphics Distributing Company and its shareholders; and, (v) Crescent Computers, Inc., its shareholders, Intelligent Products Marketing, Incorporated, its shareholders, and IG Distributing, Inc., and its shareholders, or (w) Aginsky in his capacity as a Director, or (x) pursuant to Sections 7-11 of his Employment Agreement, or (y) release any claims of any other Releasee other than Tekgraf or its subsidiaries; or (z) from any claim brought by Alongal or Dan Bailey or any affiliates of either, which may have been the fault of Aginsky.

13. AGINSKY LEGAL FEES. Upon execution of this Agreement, Tekgraf will pay Aginsky's reasonable attorneys' fees actually incurred, up to a maximum amount of $10,000, incurred in connection with the negotiation and execution of this Agreement and in connection with the negotiation and execution of any other documents executed in connection herewith; ****


----------------------
         **** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


14. NO FURTHER PAYMENTS. Upon execution of this Agreement, the only payments and benefits that Aginsky is entitled to receive from Tekgraf relating to the matters addressed herein are those specified in this Agreement.

15. TERMINATION OF EMPLOYMENT AGREEMENT. This Agreement supersedes the June 2, 1997 employment agreement between the parties, which Employment Agreement has hereby been terminated, except that Aginsky will remain bound by the provisions of Sections 7, 8 and 12 of that Employment Agreement. Aginsky further agrees that he will remain bound by the provisions of Section 9, 10, and 11 until the expiration of one year from the termination of his consulting relationship with Tekgraf, without regard to the reasons for Aginsky's resignation from Tekgraf.

16. NON-DISCLOSURES. Each of Aginsky, Tekgraf and the Releasees will not, except as may be mandated by statutory or regulatory requirements or as may be required by legal process, disclose to others the terms of this Agreement, the amounts referred to herein, or the fact of the payment of said amounts, except that they may disclose to their respective attorneys, accountants or other professional advisors to whom the disclosure is necessary to effectuate the purposes for which they have consulted with such professional advisors or after any disclosure by any other party of the terms hereof or if the terms hereof cease to be confidential other than as a result of the actions of the party to be released from his or its obligations under this Section. Each party understands that this covenant of non-disclosure is a material inducement to the other parties for the making of this Agreement and that, for the breach thereof will be entitled to pursue its legal and equitable remedies, including, without limitation, the right to seek injunctive relief.

17.      NON-DISPARAGEMENT.

         (a) Aginsky will not disparage Tekgraf or its owners, officers, directors, employees, agents, or its business, products, policies, practices or services, in any way whatsoever. Further, Aginsky will not encourage or make any representations, engage in any conduct, or take any action which could be reasonably calculated to materially cause or materially influence, any person or entity (including, but not limited to, any present or prospective client, supplier or employee of Tekgraf) to discontinue, or not enter into, a contract or business relationship with Tekgraf.

         (b) Tekgraf covenants and agrees, and agrees to exert its reasonable efforts (including disciplinary action comparable to the disciplinary action the Company would undertake in the instance of unauthorized disclosure of confidential information) to cause each of its then current employees to refrain from intentionally disparaging Mr. Aginsky or his services to Tekgraf or its subsidiaries or affiliates. Further, neither Tekgraf or any subsidiary will encourage or make any representations, engage in any conduct, or take any action which could be reasonably calculated to materially cause or materially influence, any person or entity to discontinue, or not enter into, a business relationship with Mr. Aginsky or any entity known to be controlled by Mr. Aginsky.

12. NO ADMISSION. Nothing contained in this Agreement shall constitute or be treated as an admission by Tekgraf or Aginsky of liability, of any wrongdoing, or of any violation of law.

13. SEVERABILITY. If any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


14. SUPERCEDES OTHER AGREEMENTS. Except as expressly provided herein in paragraph 16, this Agreement shall supersede and render null and void any and all prior agreements between the parties.

15. SUCCESSORS. This Agreement shall bind and benefit Aginsky's heirs, executors, administrators, successors, assigns, and each of them; it shall also bind and benefit Tekgraf and its successors and assigns.

16. LAWS. This Agreement shall be deemed to have been entered into in the state of Georgia and shall be construed and interpreted in accordance with the laws of that state.

17. NOTICE. The following addresses shall be deemed the proper addresses for any notices, communications and payments made pursuant to this Agreement:

         AGINSKY:                   Mr. Phillip C. Aginsky
                                    220 North Chambord Drive
                                    Atlanta, Georgia 30327

         COPY TO MR. SCHNEIDER:     John R. Schneider, Esq.
                                    Smith, Gambrell & Russell, L.L.P.
                                    Suite 3100
                                    1230 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309-3592

         TEKGRAF:                   Chief Executive Officer
                                    Tekgraf, Inc.
                                    6000 Lake Forrest Drive
                                    Suite 110
                                    Atlanta, Georgia 30328

         COPY TO MR. STRIBLING:     Wade H. Stribling, Esq.
                                    Nelson Mullins Riley & Scarborough, L.L.P.
                                    First Union Plaza, Suite 1400
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309

         The parties agree that "written notice" shall mean notice provided by certified mail, return receipt requested, or by Federal Express, signature required, to the Chief Executive Officer at the address shown above. Notice will be effective upon the date of receipt by Tekgraf. In addition, Aginsky shall send a copy of the notice to Wade H. Stribling, Esq., at the address listed above, at the same time and by the same method of delivery as to Tekgraf. However, the copy to Mr. Stribling shall not constitute notice to Tekgraf.

         [the remainder of this page has been left blank intentionally]

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


         The parties have read and understand the foregoing Agreement, after a review of all data pertinent and participating with the respective counsel of their choosing in the drafting of this Agreement. Each party acknowledges that the decision to execute this Agreement is not predicated on or influenced by any declarations, representation, warranties or agreements other than those expressly set forth herein. Each party further acknowledges that the contents of this Agreement have been explained to him or it by his or its respective counsel and that this Agreement is entered into freely and voluntarily following the advice of such counsel. It is further acknowledged that all terms of this agreement are contractual in nature and not merely recitals and each party shall be bound hereby.

         This Agreement may be executed in as many counterparts as may be necessary or convenient and by the different parties hereto on different counterparts, each of which once so executed shall be deemed an original.

         This Agreement may not be changed or amended in any respect except by a writing executed by Mr. Aginsky and the Company (except with respect to matters other than in connection to Section 6, which may amended by only upon the execution of all parties hereto).



Dated:   October 21   , 1998               /s/ Phillip C. Aginsky
      ----------------                     -----------------------------------
                                           Phillip C. Aginsky



                                           TEKGRAF, INC.


                                           By:  /s/ W. Jeffrey Camp
                                                ------------------------------
                                                    W. Jeffrey Camp
                                                    Chief Financial Officer


Attest

By:     /s/ Tom Woolsey
    ------------------------------------

Its:    Chief Information  Officer
    ------------------------------------

Agreement to Paragraph 6:


/s/ William Rychel
------------------------------
William Rychel

/s/ Albert Sisto
------------------------------
Albert Sisto

/s/ Frank X. Dalton
------------------------------
Frank X. Dalton



Dated:   October 23   , 1998
       ---------------

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


                                   EXHIBIT A

                        POSITIONS WITH THE SUBSIDIARIES
                                OF TEKGRAF, INC.
                           HELD BY PHILLIP C. AGINSKY

1)       Chairman of the Tekgraf, Inc., a Georgia corporation ("Tekgraf");
2)       Chief Executive Officer of Tekgraf;
3)       Director of Tekgraf;
4)       Member of the Audit Committee of the Board of Directors of Tekgraf;
5)       Member of the Compensation Committee of the Board of Directors of Tekgraf;
6)       Director of Microsouth, Inc.;
7)       President of Microsouth, Inc.;
8)       Director of Tekgraf, inc.;
9)       President of Tekgraf, inc.;
10)      Director of Computer Graphics Distributing Company;
11)      President of Computer Graphics Distributing Company;
12)      Director of G&R Marketing, Inc.;
13)      President of G&R Marketing, Inc.;
14)      Director of Intelligent Products Marketing, Incorporated (which may now be known as Tekgraf Northwest, Inc.);
15)      President of Intelligent Products Marketing, Incorporated (which may now be known as Tekgraf Northwest, Inc.);
16)      Director of IG Distributing, Inc.;
17)      President of IG Distributing, Inc.;
18)      Director of Computer Graphics Technology, Inc.;
19)      President of Computer Graphics Technology, Inc.;
20)      Director of Media Graphics Distribution, Inc.;
21)      President of Media Graphics Distribution, Inc.;
22)      Director of New England Computer Graphics, Inc.;
23)      President of New England Computer Graphics, Inc.;
24)      Director of Prisym Technologies, Inc.;
25)      Officer of Prisym Technologies, Inc.;
26)      Director of Crescent, Inc.;
27)      Officer of Crescent, Inc.; and
28)      Any positions held with any other subsidiary of Tekgraf.

                              CONFIDENTIAL TREATMENT REQUESTED BY TEKGRAF, INC.


                                   EXHIBIT B

                                 PRESS RELEASE


Atlanta, GA
October ________, 1998

Phillip Aginsky, 46, who has been Tekgraf's Chairman and CEO since its incorporation last June, resigned October ____, 1998, to pursue other interests, but will continue as a consultant to the Tekgraf Board. The Board of Directors has appointed William M. Rychel, President of the Graphics Division of Tekgraf as interim CEO. Tekgraf plans to immediately begin a search for a new President and Chief Executive Officer.

"We appreciate Phillip's counsel and assistance in guiding the company through its initial merger phase and subsequent IPO. With the initial phase of Tekgraf's development behind us, it's time to move the company to the next level of development", said William Rychel.

Tekgraf, Inc., headquartered in Atlanta, Ga., is a value-added wholesale distributor of advanced computer graphics products and a manufacturer of custom personal computers. The Tekgraf Graphics Division provides sales, marketing and technical support of computer graphics technologies through reseller channels. Demonstration and distribution centers are located throughout the United States and Canada. The Tekgraf Technology Division is engaged in the manufacture, sale, distribution and support of special purpose Intel-based NT workstations and servers. Additional information on Tekgraf may be obtained by visiting the company Web site at http://www.tekgraf.com, or by calling the nearest Tekgraf Graphics Division office toll free at 8888-321-TKGF.

Optional:
This press release contains statements that constitute forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may," "would," "could," "will," "progress toward," "move forward," "actively pursuing," "increase," "expect," "estimate," "anticipate," "believes," "intends," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's registration statement on Form S-1 (Registration No. 333-33449).